                                                                      EXHIBIT 21
                                                                      ----------

                             JONES INTERCABLE, INC.
                              List of Subsidiaries

Cable Alp, Inc.
Evergreen Intercable, Inc.
International Aviation, Ltd.
Jones Cable Corporation
Jones Cable Holdings, Inc.
Jones Cable Holdings II, Inc.
Jones Communications, Inc.
Jones Communications of Arizona, Inc.
Jones Communications of Colorado, Inc.
Jones Communications of Georgia/South Carolina, Inc.
Jones Communications of Maryland, Inc.
Jones Communications of Virginia, Inc.
Jones Electronic Manufacturing Services, Inc.
Jones Futurex, Inc.
The Jones Group, Ltd.
Jones Intercable Funds, Inc.
Jones Intercable of Ft. Myers, Inc.
Jones Intercable of Leeds, Inc.
Jones Intercable of San Diego, Inc.
Jones Intercable of South Hertfordshire, Inc.
Jones of Wisconsin, Inc.
Jones Panorama Properties, Inc.
Jones Programming Services, Inc.
Jones Satellite Programming, Inc.
Jones Spacelink Acquisition Corporation
Jones Spacelink Cable Corporation
Jones Spacelink Management, Inc.
Jones Spacelink Spanish Investments, Inc.
Jones Telecommunications of Maryland, Inc.
Jones Telecommunications of Virginia, Inc.
Jones Tri-City Intercable, Inc.
Jones U.K. Holdings, Inc.
Saturn Cable T.V., Inc.